UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Exclusion of Certain Items for AIC and LTI Plans. On May 31, 2018, the Board of Directors of FedEx Corporation (the “Board”), upon the recommendation of its Compensation Committee, approved the exclusion of certain items from fiscal 2018 earnings for purposes of FedEx’s fiscal 2018 annual incentive compensation plan (the “2018 AIC Plan”) and FedEx’s FY2016–FY2018, FY2017–FY2019 and FY2018–FY2020 long-term incentive plans (collectively, the “Active LTI Plans”). The Board approved the following exclusions from the 2018 AIC Plan and Active LTI Plans, as applicable: (i) expenses in connection with certain pending U.S. Customs Border and Protection matters involving FedEx Trade Networks; (ii) the cost of accelerated 2018 annual pay increases for certain hourly team members to April 2018 from October 2018, following the passage of the Tax Cuts and Jobs Act of 2017 (the “TCJA”); (iii) goodwill and other asset impairment charges at FedEx Supply Chain; and (iv) the provisional benefit from the remeasurement of the Corporation’s net U.S. deferred tax liability following the passage of the TCJA. As previously disclosed, the Board has also approved the exclusion of the mark-to-market pension accounting adjustments (which includes the one-time pension settlement charge related to the previously announced transfer of approximately $6 billion of the Corporation’s tax-qualified U.S. domestic pension plan obligations to Metropolitan Life Insurance Company) and TNT Express integration and restructuring costs from fiscal 2018 earnings for purposes of the 2018 AIC Plan and the Active LTI Plans. By excluding these items, payouts, if any, under these plans will more accurately reflect FedEx’s core financial performance in fiscal 2018.

Modification to AIC Plan Target Objective. As adopted, the adjusted consolidated operating income target objective under the 2018 AIC Plan was the same as the fiscal 2018 business plan objective for adjusted consolidated operating income (excluding, in each case, fiscal 2018 TNT Express integration and restructuring costs and the mark-to-market pension accounting adjustments). On May 31, 2018, the Board, upon the recommendation of the Compensation Committee, approved a modification to the target objective under the 2018 AIC Plan so that the target objective is lower than the corresponding business plan objective for adjusted consolidated operating income. This action, among other things, minimizes the financial impact of the NotPetya cyberattack for all participants in the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 4, 2018	By:	/s/ Mark R. Allen
Mark R. Allen
Executive Vice President, General Counsel and Secretary

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